Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of B2Gold Corp. of our report dated February 27, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of B2Gold Corp., which appears in Exhibit 99.2 of B2Gold Corp.'s Annual Report on Form 40-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

June 15, 2020

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

"PwC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.